UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2013

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Kraft Rd, Suite 300

Naples, FL 34105

(239) 403-4600

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 348-6700

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 23, 2013, ACI Worldwide, Inc., a Delaware corporation (“ACI”), Olympic Acquisition Corp., a Delaware corporation and indirect wholly owned subsidiary of ACI (“Merger Sub”), and Official Payments Holdings, Inc., a Delaware corporation (“OPAY”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the acquisition of OPAY by ACI. The board of directors of OPAY has unanimously (i) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including each of the Offer (as defined below) and the Merger (as defined below), in accordance with the requirements of Delaware law and (ii) resolved to recommend that the stockholders of OPAY accept the Offer and tender their OPAY Shares (as defined below) to Merger Sub pursuant to the Offer. The boards of directors of ACI and Merger Sub have approved and declared advisable the Merger Agreement, the Offer, the Merger and the transactions contemplated thereby in accordance with the requirements of Delaware law.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, ACI has agreed to cause Merger Sub to commence a tender offer (the “Offer”) as promptly as practicable after September 23, 2013, for all of OPAY’s outstanding shares of common stock, par value $0.01 per share (the “OPAY Shares”), at a purchase price of $8.35 per OPAY Share in cash, without interest, less any applicable withholding taxes (the “Offer Price”). The obligation of ACI and Merger Sub to consummate the Offer is subject to the condition that there be validly tendered in accordance with the terms of the Offer and not validly withdrawn prior to the expiration date of the Offer that number of OPAY Shares that constitutes a majority of all of the OPAY Shares outstanding and entitled to vote in the election of directors, on a fully diluted basis on the date of purchase (which assumes conversion or exercise of all derivative securities of OPAY, regardless of the conversion or exercise price or other terms and conditions of such securities). The consummation of the Offer is also subject to the satisfaction of other customary conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in accordance with the terms of the Merger Agreement and the absence of a material adverse effect with respect to OPAY. The consummation of the Offer is not subject to any financing condition.

Following the completion of the Offer, and subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into OPAY (the “Merger”), with OPAY surviving as a wholly owned subsidiary of ACI. At the effective time of the Merger, each OPAY Share issued and outstanding immediately prior to such effective time (other than OPAY Shares that are held by any stockholders who properly demand appraisal in connection with the Merger) will cease to be issued and outstanding, will be cancelled, will cease to exist and (other than OPAY Shares that are held by ACI, Merger Sub or any subsidiary of ACI, Merger Sub or OPAY, or that are held by OPAY in its treasury) will be converted into the right to receive the Offer Price.

Immediately following the consummation of the Offer, ACI and Merger Sub will complete the Merger through the procedures available under Section 251(h) of the General Corporation Law of the State of Delaware.

The Merger Agreement contains representations, warranties and covenants customary for a transaction of this nature.

OPAY may terminate the Merger Agreement under certain circumstances, including in the event (i) OPAY receives a bona fide written inquiry, offer or proposal relating to the acquisition of 50% or more of the OPAY Shares or the assets of OPAY (including the securities of OPAY’s subsidiary) that the board of directors of OPAY determines in good faith, after consultation with a financial advisor and legal counsel, and considering all legal, financial, regulatory, fiduciary and other aspects of such inquiry, proposal or offer and the Merger Agreement, that such inquiry, proposal or offer would, if consummated, result in a transaction more favorable to OPAY’s stockholders than the transactions provided for in the Merger Agreement (a “Superior Proposal”) and (ii) the board of directors of OPAY determines in good faith (after consultation with legal counsel) that the termination of the Merger Agreement is reasonably necessary for the members of the board of directors of OPAY to comply with their fiduciary duties to OPAY’s shareholders under applicable law. Such termination is subject to the conditions that OPAY has otherwise complied with certain terms of the Merger Agreement, including notice by OPAY to ACI of the Superior Proposal, the opportunity of ACI to revise the terms of the Merger Agreement, the consideration by the board of directors of OPAY in good faith of any proposed changes to the Merger Agreement and the payment of a $5,200,000 termination fee to ACI.

Stockholder Agreement

In connection with the execution and delivery of the Merger Agreement, ACI and Merger Sub entered into a Stockholder Agreement (the “Stockholder Agreement”) with a fund affiliated with Parthenon Capital Partners (“Parthenon”), which directly owned approximately 10.7% of the fully diluted OPAY Shares as of September 23, 2013. Pursuant to the Stockholder Agreement, Parthenon has agreed (i) on the terms and subject to the conditions set forth in the Stockholder Agreement, among other things, to tender in the Offer the OPAY Shares beneficially owned by it immediately following commencement of the Offer and (ii) to certain actions in support of the transactions contemplated by the Merger Agreement, to vote all the OPAY Shares that Parthenon beneficially owns at the time of such vote, at any annual, special or adjourned meeting of the OPAY stockholders (a) in favor of adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby and (b) against (1) any alternative acquisition proposal made by a third party and (2) any action or agreement that would result in a breach in any respect of any covenant, agreement, representation or warranty of OPAY under the Merger Agreement.

Item 8.01.	Other Events.

On September 23, 2013, ACI issued a press release announcing that ACI has entered into an agreement with OPAY to acquire OPAY through the Offer and the Merger. A copy of the press release is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

On September 23, 2013, ACI posted a presentation describing the transaction on its website (www.aciworldwide.com). A copy of such presentation is attached hereto as Exhibit 99.3 to this Form 8-K and is incorporated herein by reference.

Important Information

The Offer described in this current report on Form 8-K has not yet commenced, and this current report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell securities. On the commencement date of the tender offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC. The offer to purchase OPAY Shares will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The tender offer statement will be filed with the SEC by ACI and Merger Sub and the solicitation/recommendation statement will be filed with the SEC by OPAY on Schedule 14D-9. Investors and security holders may obtain a free copy of these filings (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to Innisfree M&A Incorporated, the Information Agent for the Offer, at (888) 750-5834 (toll free).

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements about the planned completion of the tender offer and the merger, estimates of revenues, operating margins, capital expenditures, cash, other financial metrics, expected legal, arbitration, political, regulatory results or practices, customer patterns or practices and other such estimates and results. No forward-looking statement can be guaranteed and actual results may differ materially from those that ACI and OPAY project. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statement, many of which are outside of the control of management. These factors include, but are not limited to: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (ii) successful completion of the proposed transaction on a timely basis; (iii) the impact of regulatory reviews on the proposed transaction; (iv) the outcome of any legal proceedings that may be instituted against one or both of ACI and OPAY and others following the announcement of the Merger Agreement; (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (vi) other factors described in ACI’s and OPAY’s filings with the SEC, including their respective reports on Forms 10-K, 10-Q, and 8-K. Except to the extent required by applicable law, neither ACI nor OPAY undertakes any obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future results or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated September 23, 2013, by and among ACI Worldwide, Inc., Olympic Acquisition Corp. and Official Payments Holdings, Inc.

99.1	Stockholder Agreement, dated September 23, 2013, by and among ACI Worldwide, Inc., Olympic Acquisition Corp. and Giant Investment, LLC.

99.2	Press Release, dated September 23, 2013.

99.3	Investor Presentation Materials, dated September 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2013

ACI WORLDWIDE, INC.

By:	/s/ Dennis P. Byrnes
Name:	Dennis P. Byrnes
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated September 23, 2013, by and among ACI Worldwide, Inc., Olympic Acquisition Corp. and Official Payments Holdings, Inc.

99.1	Stockholder Agreement, dated September 23, 2013, by and among ACI Worldwide, Inc., Olympic Acquisition Corp. and Giant Investment, LLC.

99.2	Press Release, dated September 23, 2013.

99.3	Investor Presentation Materials, dated September 23, 2013.